Exhibit 99.1

Exterran Corporation Appoints David A. Barta as Chief Financial Officer

HOUSTON, October 31, 2016 - Exterran Corporation (NYSE: EXTN) (“Exterran” or the “Company”) today announced the appointment of David A. Barta as Senior Vice President and Chief Financial Officer Designate, effective on November 7, 2016. He will succeed Jon C. Biro, who has stepped down as Chief Financial Officer effective today. Mr. Biro will assist the Company with the transition process as needed.

Mr. Barta joins Exterran with nearly 30 years of financial and leadership experience. Most recently, he served as Senior Vice President and Chief Financial Officer at Accudyne Industries since 2013, a global provider of highly-engineered industrial solutions and aftermarket parts and services. Prior to Accudyne, Mr. Barta served as Chief Financial Officer of Cooper Industries for two years, until he oversaw the sale of the company to Eaton Corporation in 2012. He joined Cooper from Regal Beloit Corporation, where he served as Chief Financial Officer for six years. Mr. Barta previously spent nine years at Newell Rubbermaid, Inc., where he held various finance roles of increasing responsibility. Mr. Barta received his M.B.A. and J.D. from Indiana University. He also holds a Bachelor of Science Degree in Accounting from Indiana University and is a Certified Management Accountant and Certified Financial Manager.

“We are delighted to welcome a talented financial executive of Dave’s caliber to Exterran,” said Andrew J. Way, Exterran’s President and Chief Executive Officer. “He brings extensive leadership experience, financial acumen and a global perspective that will be beneficial for Exterran as we continue working to improve our operations, drive growth and deliver shareholder value.”

“I am delighted to join Exterran at such an exciting time in our industry,” said Mr. Barta. “I look forward to working with Andrew and the rest of the management team as we execute on the tremendous opportunities we see for Exterran.

Mr. Way added, “We appreciate Jon’s hard work and dedication during his tenure and wish him well in his future endeavors.”

Mr. Barta will assume the role of Chief Financial Officer immediately following the Company’s filing of its Form 10-K/A for the year ended December 31, 2015 and Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016.

About Exterran Corporation
Exterran Corporation (NYSE: EXTN) is a market leader in compression, production and processing products and services, serving customers throughout the world engaged in all aspects of the oil and natural gas industry. Its global product lines include natural gas compression, process & treating and production equipment and water treatment solutions. Outside the United States, Exterran Corporation is a leading provider of full-service natural gas contract compression and a supplier of new, used, OEM and aftermarket parts and services. Exterran Corporation is headquartered in Houston, Texas and operates in approximately 30 countries.

For more information, visit www.exterran.com.

Forward-Looking Statements
All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Exterran Corporation’s (“Exterran”) control, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to, Exterran’s expectations regarding the anticipated timing and results of the Audit Committee’s internal investigation; the anticipated timing for filing restated financial statements with the SEC; and the impact and materiality of errors on the Company’s financial statements.

While Exterran believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the factors that could cause results to differ materially from those indicated by such forward-looking statements are unanticipated delays in completing the Audit Committee’s internal investigation, the preparation and audit of the Company’s previously filed financial statements and the implementation of changes to the Company’s internal controls and procedures.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Exterran’s Annual Report on Form 10-K for the year ended December 31, 2015, Exterran’s Registration Statement on Form 10 and Exterran’s other filings with the SEC, which are available at www.exterran.com. Except as required by law, Exterran expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE
Exterran Corporation

2